EXHIBIT INDEX


                                FirstEnergy Corp.

                       GPU COMPANIES EMPLOYEE SAVINGS PLAN
         FOR EMPLOYEES REPRESENTED BY IBEW LOCAL 459 AND UWUA LOCAL 180



Consent of Independent Accountants                                Exhibit 23